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                                                                  EXHIBIT 99.1



                                MERGER AGREEMENT


         This MERGER AGREEMENT (this "Agreement") is entered into as of May 8, 1996 by and among REPUBLIC INDUSTRIES, INC., a Delaware corporation ("Republic"); RI/ANI MERGER CORP., a Florida corporation and wholly-owned subsidiary of Republic ("Republic Merger Sub," and together with Republic, the "Republic Companies"); AUTONATION INCORPORATED., a Florida corporation ("AutoNation"); and H. Wayne Huizenga ("Huizenga"), and Steven R. Berrard ("Berrard"), each a resident of the State of Florida, and JM Family Enterprises, Inc. ("JMFE"), a Delaware corporation (Huizenga, Berrard and JMFE hereinafter collectively referred to as the "Control Shareholders"). Certain other capitalized terms used herein are defined in Article VIII and throughout this Agreement.


                                  RECITALS

         The parties have determined that it is in their respective best interests, and that of the respective stockholders of Republic and of AutoNation, for Republic to acquire AutoNation upon the terms and subject to the conditions set forth in this Agreement. In order to effectuate the transaction, Republic has organized Republic Merger Sub as a wholly-owned subsidiary, and the parties have agreed, subject to the terms and conditions set forth in this Agreement, to merge Republic Merger Sub with and into AutoNation, so that AutoNation continues as the surviving corporation (the "Surviving Corporation") and as a wholly-owned subsidiary of Republic, and each of the Shareholders of AutoNation will be issued common stock of Republic, in exchange for their shares of the capital stock of AutoNation.

                             TERMS OF AGREEMENT

         In consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:


                                  ARTICLE I

                                 THE MERGER

         1.1 PLAN OF MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined below) Republic Merger Sub shall be merged with and into AutoNation (the "Merger") on the terms and conditions set forth in the Plan of Merger and Reorganization annexed hereto as Exhibit A (the "Plan of Merger"). The terms and conditions of the Plan of Merger are incorporated herein by reference as if fully set forth herein. As a result of the Merger, the

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separate corporate existence of Republic Merger Sub shall cease and AutoNation shall continue as the Surviving Corporation under the provisions of the Florida Business Corporation Act ("FBCA").

         1.2 THE CLOSING. Subject to the satisfaction or waiver of all the conditions in Article VI, the consummation of the Merger (the "Closing") shall take place as promptly as practicable (and in any event within three (3) business days) after satisfaction of the conditions set forth in Section 6.1, at the offices of AutoNation's counsel, Atlas, Pearlman, Trop & Borkson, P.A., 200 East Las Olas Boulevard, Fort Lauderdale, Florida, or such other time and place as the parties may otherwise agree.

         1.3 MERGER CONSIDERATION. Pursuant to the Plan of Merger, an aggregate of 8,733,624 shares of common stock, $0.01 par value per share, of Republic ("Republic Common Stock") will be issued in the Merger in exchange for all of the issued and outstanding shares of common stock of AutoNation (the "AutoNation Common Stock"). Based on 80,200,000 shares of AutoNation Common Stock issued and outstanding as of the Closing (which is the amount issued and outstanding as of the date hereof), each share of AutoNation Common Stock will be converted into a 0.108898 fractional share of Republic Common Stock (the "Exchange Ratio"). In lieu of issuance of fractional shares of Republic
Common Stock in the Merger, each holder of AutoNation Common Stock as of the Effective Time shall receive a cash payment without interest equal to the fair market value of the fractional share of Republic Common Stock to which such holder otherwise would be entitled (collectively, the "Fractional Payments"). For purposes of calculating the Fractional Payments, the fair market value of a fraction of a share of Republic Common Stock shall be such fraction multiplied by the average of the daily closing prices of a share of Republic Common Stock on The Nasdaq Stock Market - National Market as reported in the Wall Street Journal for the five consecutive trading days that end on the second trading day prior to the Effective Date.

         1.4 FILING OF ARTICLES OF MERGER. At the time of the Closing, the parties shall cause the Merger to be consummated by filing duly executed Articles of Merger (with the completed Plan of Merger annexed thereto) with the Department of State of the State of Florida, in such form as Republic and AutoNation determine is required by and is in accordance with the relevant provisions of the FBCA (the date and time of such filing is referred to herein as the "Effective Date" or "Effective Time").

         1.5 ISSUANCE OF REPUBLIC SHARES. At the Effective Time, by virtue of the Merger and without any further action on the part of the parties hereto, Republic shall issue to each Shareholder duly executed certificates, in valid form registered in such Shareholder's name, evidencing that number of shares of Republic Common Stock determined pursuant to the Exchange Ratio as set forth in the Plan of Merger based on the number of shares of capital stock of AutoNation owned by each Shareholder on the Effective Date.

         1.6 DELIVERY OF CERTIFICATES. At the Closing, all certificates representing all the issued and outstanding shares of AutoNation Common Stock shall be cancelled, and Republic shall deliver one or more certificates representing the shares of Republic Common Stock issued pursuant to



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Section 1.5 to each Shareholder.  The shares of Republic Common Stock issuable by Republic in exchange for the AutoNation Common Stock in the Merger are sometimes referred to herein as the "Republic Shares."

         1.7 ACCOUNTING AND TAX TREATMENT. The parties hereto acknowledge and agree that the transactions contemplated hereby shall be treated as a purchase by Republic for accounting purposes, and as a tax-free reorganization under Section 368 of the Code.

         1.8 STOCK OPTIONS. At the Effective Time, Republic shall assume all of AutoNation's rights and obligations under the AutoNation 1995 Employee Stock Option Plan (the "AutoNation Plan") with respect to each outstanding option to acquire shares of AutoNation Common Stock (the "AutoNation Stock Options"), and the AutoNation Plan shall continue with the same force and effect as existed immediately prior to the Effective Time, except (a) that each AutoNation Stock Option granted under the AutoNation Plan shall be converted into an option to acquire a 0.108898 fractional share of Republic Common Stock for each share of AutoNation Common Stock subject to such AutoNation Stock Option, rounded to the nearest whole share of Republic Common Stock for all options held by each such optionholder, and (b) that the exercise price per share of Republic Common Stock for all such converted options shall be equal to the product of the exercise price of each AutoNation Stock Option as of the date of grant thereof multiplied by 9.1829. As of the date hereof, there are an aggregate of 1,340,000 AutoNation Stock Options outstanding which are (subject to the terms and conditions of the AutoNation Plan) exercisable at $1.00 per share of AutoNation Common Stock, which will be converted into options to purchase an aggregate of 145,927 shares of Republic Common Stock at an exercise price of $9.1829 per share, and there are an aggregate of 265,566 AutoNation Stock Options outstanding which are (subject to the terms and conditions of the AutoNation Plan) exercisable at $3.00 per share of AutoNation Common Stock, which will be converted into options to purchase an aggregate of 28,920 shares of Republic Common Stock at an exercise price of $27.5487 per share. Republic (i) has reserved for issuance an aggregate of 240,186 shares of Republic Common Stock that will become issuable upon the exercise of such AutoNation Stock Options, as adjusted pursuant to this Section 1.8 subject to consummation of the Merger, and (ii) at the Effective Time will issue to each holder of an outstanding AutoNation Stock Option a document evidencing the assumption by Republic of AutoNation's obligations with respect thereto under this Section 1.8. Nothing in this Section 1.8 shall affect the schedule of vesting with respect to the AutoNation Stock Options.

         1.9 ADJUSTMENTS TO EXCHANGE RATIO. If between the date of this Agreement and the Effective Time the outstanding shares of Republic Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, split, reclassification, recapitalization, combination or exchange of shares, (i) the Exchange Ratio shall be correspondingly adjusted to reflect such stock dividend, split, reclassification, recapitalization, combination or exchange of shares, and (ii) corresponding adjustments will be made to the provisions of Section 1.8 to effect an equitable conversion of AutoNation Stock Options into options to acquire Republic Common Stock. Nothing stated in this Section 1.9 shall be construed as providing the Shareholders any preemptive or anti-dilutive rights, and there shall be no adjustment to the Exchange Ratio in the





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event that Republic issues or agrees to issue any shares of Republic Common
Stock between the date hereof and the Effective Time, whether for cash, through option grants, option or warrant exercises, in acquisitions, or in other transactions.


                                 ARTICLE II

                       REPRESENTATIONS AND WARRANTIES
                          OF THE REPUBLIC COMPANIES

         As a material inducement to the Control Shareholders and AutoNation to enter into this Agreement and to consummate the transactions contemplated hereby, each of the Republic Companies jointly and severally make the following representations and warranties to the Control Shareholders and AutoNation:

         2.1 CORPORATE STATUS. Republic is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to own or lease its properties and to carry on its business as now being conducted. Republic Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. Republic Merger Sub is a wholly-owned subsidiary of Republic.

         2.2 CORPORATE POWER AND AUTHORITY. Each of the Republic Companies has the corporate power and authority to execute and deliver this Agreement, to perform its respective obligations hereunder and to consummate the transactions contemplated hereby. Republic Merger Sub has taken all action necessary to authorize its execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby. Republic's Board of Directors has appointed, and delegated its full power to, a special committee of disinterested non-employee directors for the purpose of considering the transactions contemplated hereby (the "Special Committee"), and the Special Committee has, pursuant to such delegated power and authority, approved the execution and delivery of this Agreement by Republic, the performance of its obligations hereunder and, subject to the approval of a majority of the outstanding shares of Republic Common Stock, the consummation of the transactions contemplated hereby, and the Special Committee as of the date hereof intends to recommend the transactions contemplated hereby to the stockholders of Republic. The Special Committee has received an opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated to the effect that the aggregate consideration to be paid by Republic to the AutoNation Shareholders in connection with the transactions contemplated hereby is fair to Republic and to Republic's stockholders from a financial point of view as of the date hereof.

         2.3 ENFORCEABILITY. This Agreement has been duly executed and delivered by each of the Republic Companies and constitutes a legal, valid and binding obligation of each of the Republic Companies, enforceable against each of the Republic Companies in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or





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similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

         2.4 REPUBLIC COMMON STOCK. Upon consummation of the Merger and the issuance and delivery of certificates representing the Republic Shares to the Shareholders, the Republic Shares will be (i) duly authorized and validly issued, fully paid and non-assessable shares of Republic Common Stock, (ii) free and clear of any Liens, other than Liens on any particular Shareholder's Republic Shares that may be created or permitted to exist by such Shareholder's actions, and (iii) approved for trading on The Nasdaq Stock Market. After consummation of the Merger, the shares of Republic Common Stock to be issued upon exercise of the converted AutoNation Stock Options, will, when such converted stock options are duly exercised and paid for in accordance with the terms thereof, be duly authorized and validly issued, fully paid and non-assessable shares of Republic Common Stock.

         2.5 NO COMMISSIONS. Neither of the Republic Companies has incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.

         2.6 CAPITALIZATION. The authorized capital stock of Republic consists of 350,000,000 shares of Republic Common Stock and 5,000,000 shares of preferred stock. As of April 5, 1996, (i) 83,224,706 shares of Republic Common Stock were validly issued and outstanding, fully paid and nonassessable and not issued in violation of any preemptive or similar right of any stockholder of Republic, and (ii) no shares of preferred stock were issued and outstanding. The Republic Shares to be issued in the Merger will be "voting stock" within the meaning of the Code and will not be subject to any preemptive or any similar right of any stockholder of Republic. All issued and outstanding shares of capital stock of the Republic Merger Sub are owned beneficially and of record by Republic. No other shares of capital stock of the Republic Merger Sub or any rights, options, warrants, convertible securities, subscription rights or other agreements or commitments of any kind obligating the Republic Merger Sub to issue or sell any other such shares are outstanding or have been authorized. The Republic Merger Sub was formed solely for the purpose of engaging in the Merger with AutoNation and has engaged in no other business activities and has conducted its operations only as contemplated hereby.

         2.7 NO VIOLATION. Except as set forth on Schedule 2.7, the execution and delivery of this Agreement by the Republic Companies, the performance by the Republic Companies of their respective obligations hereunder and the consummation by the Republic Companies of the transactions contemplated by this Agreement will not, except as would not have a Material Adverse Effect on Republic, (i) contravene any provision of the articles of incorporation or bylaws of Republic, (ii) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment, ruling or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon or enforceable against Republic, (iii) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend,





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modify, abandon or accelerate, any material Contract which is applicable to, binding upon or enforceable against Republic, (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the property or assets of Republic, or (v) require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other Person, except (i) pursuant to the Exchange Act and the Securities Act and applicable NASD inclusion requirements, (ii) filings required under the securities or blue sky laws of the various states, (iii) filings required under the HSR Act, or any filings required to be made by AutoNation or the Control Shareholders. Republic has taken all actions necessary to ensure its continued inclusion in, and the continued eligibility of the Republic Common Stock for trading on, the Nasdaq Stock Market under all currently effective inclusion requirements.

         2.8 REPORTS AND FINANCIAL STATEMENTS. Within the last three years, except where failure to have done so did not and would not have a Material Adverse Effect on Republic, Republic has filed all reports, registrations and statements, together with any required amendments thereto, that it was required to file with the SEC, including, but not limited to Forms 10-K, Forms 10-Q, Forms 8-K and proxy statements (collectively, the "Republic Reports"). Republic has previously furnished to AutoNation and made available to the Control Shareholders copies of all Republic Reports filed with the SEC since January 1, 1996, and with respect to Republic Reports filed after the date of this Agreement until the Effective Date, will promptly furnish to AutoNation and to the Control Shareholders, copies of each of the Republic Reports filed with the SEC during such period. As of their respective dates (but taking into account any amendments filed prior to the date of this Agreement), the Republic Reports complied, or, with respect to Republic Reports filed after the date of this Agreement, will comply, in all material respects with all the rules and regulations promulgated by the SEC and did not contain, or, with respect to Republic Reports filed after the date of this Agreement, will not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Republic included, or to be included, in the Republic Reports comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been, or will be, prepared in accordance with GAAP consistently applied during the periods presented (except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) and, or will, fairly present (subject, in the case of the unaudited statements, to normal audit adjustments) the financial position of Republic and its consolidated subsidiaries as of the date thereof and the results of their operations and their cash flows for the periods then ended. Except as set forth in the Republic Reports and except for liabilities and obligations incurred in the ordinary course of business consistent with past practice, Republic has no material liabilities or obligations of any nature required by GAAP to be set forth on a consolidated balance sheet of Republic and its consolidated subsidiaries or in the notes thereto which individually or in the aggregate would have a Material Adverse Effect on Republic.

         2.9 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in Republic Reports filed by Republic with the SEC prior to the date of this Agreement, since December 31, 1995 to the date of this Agreement, there has not been any change in the financial condition, results of operations





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or business of Republic that either individually or in the aggregate would have a Material Adverse Effect on Republic.

         2.10 TAX MATTERS. Republic warrants that it has no present intention of disposing of any of the capital stock of AutoNation to be received by Republic in the Merger.

         2.11 GOVERNING DOCUMENTS. Republic has delivered to the Control Shareholders true, accurate and complete copies of the Certificate of Incorporation and Bylaws of Republic in effect as of the date hereof.


                                  ARTICLE III

                       REPRESENTATIONS AND WARRANTIES OF
                            THE CONTROL SHAREHOLDERS

         As a material inducement to Republic to enter into this Agreement and to consummate the transactions contemplated hereby, the Control Shareholders jointly and severally make the following representations and warranties to Republic, provided, that JMFE makes no representation or warranty as to any matter described in Sections 3.4, 3.8 through 3.20, 3.22, 3.24, and 3.25, and further provided that any representation or warranty which relates to a particular Control Shareholder is made severally only by such Control
Shareholder:

         3.1 CORPORATE STATUS. AutoNation and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has the requisite power and authority to own or lease its properties and to carry on its business as now being conducted. JMFE is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. Except as set forth on
Schedule 3.1, AutoNation and each of its subsidiaries is not qualified to transact business as a foreign corporation in any other jurisdiction and the present conduct of their business does not require any such qualification. There is no pending proceeding for the dissolution, liquidation, insolvency or rehabilitation of AutoNation or any of its subsidiaries or JMFE.

         3.2 POWER AND AUTHORITY. AutoNation and JMFE each has the corporate power and authority to execute and deliver this Agreement, to perform its respective obligations hereunder and to consummate the transactions contemplated hereby. Each of Huizenga and Berrard is an individual residing in the State of Florida with the requisite competence and authority to execute and deliver this Agreement, to perform his respective obligations hereunder and to consummate the transactions contemplated hereby. AutoNation and JMFE each has taken all action necessary to authorize the execution and delivery of this Agreement, the performance of its respective obligations hereunder and the consummation of the transactions contemplated hereby, including, with respect to AutoNation, having obtained the approval of this Agreement and the Merger and other transactions contemplated hereby by all of the shareholders of AutoNation Common Stock by action taken by





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written consent in lieu of a meeting.  As of the date hereof, Huizenga, JMFE and the board of directors of AutoNation hold irrevocable proxies from all of the Shareholders of AutoNation, other than the Control Shareholders. From the date hereof until the Effective Date, Huizenga, JMFE and the board of directors of AutoNation will not revoke or terminate any of the voting proxies which they hold with respect to the outstanding shares of AutoNation Common Stock, and will not exercise their rights to vote such proxies other than in favor of the Merger and the transactions contemplated hereby.

         3.3 ENFORCEABILITY. This Agreement has been duly executed and delivered by AutoNation and the Control Shareholders, and constitutes the legal, valid and binding obligation of AutoNation and the Control Shareholders, enforceable against AutoNation and the Control Shareholders in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

         3.4       CAPITALIZATION.   Schedule 3.4 sets forth, with respect to
AutoNation and each of its subsidiaries, (a) the number of authorized shares of each class of its capital stock, and (b) the number of issued and outstanding shares of each class of its capital stock. Except as set forth on Schedule 3.4, all of the issued and outstanding shares of capital stock of AutoNation and each of its subsidiaries (i) have been duly authorized and validly issued and are fully paid and non-assessable, (ii) were issued in compliance with all applicable state and federal securities laws, and (iii) were not issued in violation of any preemptive rights or rights of first refusal, and no preemptive rights or rights of first refusal exist, and no such rights arise by virtue of or in connection with the transactions contemplated hereby. Except as set forth on Schedule 3.4, which sets forth a true and correct copy of the AutoNation Plan and a list of all options granted thereunder as of the date hereof, there are no outstanding or authorized rights, options, warrants, convertible securities, subscription rights, conversion rights, exchange rights or other agreements or commitments of any kind that would require AutoNation or any of its subsidiaries to issue or sell any shares of its capital stock (or securities convertible into or exchangeable for shares of its capital stock). Except as set forth on Schedule 3.4, there are no outstanding stock appreciation, phantom stock, profit participation or other similar rights with respect to the capital stock of AutoNation or any of its subsidiaries or with respect to voting or transfer of such capital stock. Neither AutoNation nor any of its subsidiaries is obligated to redeem or otherwise acquire any of its outstanding shares of capital stock.

         3.5 SHAREHOLDERS OF THE COMPANY. AutoNation has previously provided to Republic a true, correct and complete list which sets forth, with respect to AutoNation and each of its subsidiaries, (a) the name, address and social security (or federal employer identification) number of, and the number of outstanding shares of each class of its capital stock owned by each Shareholder of record as of the close of business on the date of this Agreement; and (b) the name, address and social security (or federal employer identification) number of, and number of shares of each class of its capital stock beneficially owned by each beneficial owner of outstandingf shares of capital stock (to the extent that beneficial ownership of any such shares is different than record ownership).





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At the Effective Time, each of the Control Shareholders will own its respective shares of AutoNation Common Stock, and AutoNation will own the shares of capital stock of its subsidiaries, free and clear of all Liens.

         3.6 NO VIOLATION. Except as set forth on Schedule 3.6, the execution and delivery of this Agreement by AutoNation and the Control Shareholders, the performance by AutoNation and the Control Shareholders of their respective obligations hereunder and the consummation by AutoNation and the Control Shareholders of the transactions contemplated by this Agreement will not, except as would not have a Material Adverse Effect on AutoNation, (i) contravene any provision of the articles of incorporation or bylaws of AutoNation or any of its subsidiaries, (ii) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment, ruling or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon or enforceable against AutoNation or any of its subsidiaries or the Control Shareholders, (iii) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any material Contract which is applicable to, binding upon or enforceable against AutoNation, any of its subsidiaries or the Control Shareholders, (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the property or assets of AutoNation, any of its subsidiaries or the Control Shareholders, or (v) require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other Person, except any applicable filings required under the HSR Act and any filings required to be made by the Republic Companies.

         3.7 NO COMMISSIONS. Neither AutoNation nor any Control Shareholder has incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.

         3.8 SUBSIDIARIES. Except as set forth on Schedule 3.8, AutoNation does not own, directly or indirectly, any outstanding voting securities of or other interests in, or control, any corporation, partnership, joint venture or other business entity.

         3.9 FINANCIAL STATEMENTS. AutoNation has delivered to Republic the financial statements of AutoNation, consisting of a Consolidated Balance Sheet as of December 31, 1995 with accompanying notes thereto, audited by Arthur Andersen LLP, and of an unaudited balance sheet and statements of operations and cash flows as of and for the period ended March 31, 1996 (collectively, the "Financial Statements"), a copy of which is attached to
Schedule 3.9 hereto. The balance sheet dated as of December 31, 1995 of AutoNation included in the Financial Statements is referred to herein as the "Current Balance Sheet". The Financial Statements fairly present the consolidated financial position of AutoNation at each of the balance sheet dates and the results of operations for the periods covered thereby, and, other than the interim unaudited financial statements, have been prepared in accordance with GAAP consistently applied throughout the periods indicated.
The books and records of AutoNation fully and fairly reflect all material transactions, properties, assets and liabilities of AutoNation. The balance sheets included in the





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Financial Statements do not reflect any material writeup or revaluation increasing the book value of any assets, except as specifically disclosed in the notes thereto. The Financial Statements reflect all material adjustments necessary for a fair presentation of the financial information contained therein, other than the interim financial statements which are subject to normal year end audit adjustments. Except as set forth on Schedule 3.9, AutoNation does not have any material liabilities or obligations of any nature required by GAAP to be set forth on a consolidated balance sheet of AutoNation and its consolidated subsidiaries or in the notes thereto which individually or in the aggregate would have a Material Adverse Effect on AutoNation, and except
(a) to the extent reflected or taken into account in the Current Balance Sheet and not heretofore paid or discharged, (b) to the extent specifically set forth in or incorporated by express reference in any of the Schedules attached hereto, (c) liabilities incurred in the ordinary course of business consistent with the Business Plan (as defined below), none of which relates to breach of contract, breach of warranty, tort, infringement or violation of law, or which arose out of any action, suit, claim, governmental investigation or arbitration proceeding, (d) normal accruals, reclassifications, and audit adjustments which would be reflected on an audited financial statement and which would not be material in the aggregate, and (e) liabilities incurred in the ordinary course of business prior to the date of the Current Balance Sheet which, in accordance with GAAP consistently applied, were not recorded thereon.

         3.10 CHANGES SINCE THE CURRENT BALANCE SHEET DATE. Since the date of the Current Balance Sheet, there has been no Material Adverse Change to AutoNation and its subsidiaries taken as a whole. Since the date of the Current Balance Sheet, there has not been any redemption, purchase or other acquisition by AutoNation of any shares of its capital stock, or any declaration, setting aside or payment of any dividend or other distribution by AutoNation, or any of its subsidiaries, in respect of its capital stock.
Except as set forth on Schedule 3.10, as of the date hereof, there are no material Contracts entered into by or binding upon AutoNation or any of its subsidiaries to acquire any assets or securities of, or to merge, acquire or consolidate with, any other Person, other than Contracts for the purchase or lease of real property, entered into in the ordinary course of business consistent with the Business Plan as set forth on Schedule 3.13.

         3.11 LITIGATION. Except as set forth on Schedule 3.11, as of the date hereof, there is no action, suit, or legal, administrative or other proceeding or governmental investigation pending, or to the best of the Control Shareholders' knowledge, threatened by or against AutoNation or any of the properties or assets of AutoNation, which, in any single case or in the aggregate, (i) challenge or question the validity of, or would seek to enjoin the consummation of, the transactions contemplated by this Agreement, or (ii) would result in a Material Adverse Effect on AutoNation.

         3.12      ENVIRONMENTAL MATTERS.  Except as set forth on Schedule
3.12,

                   (a) AutoNation has at all times been in compliance in all material respects with all Environmental Laws (as defined herein) governing its business, operations, properties and assets, including, without limitation, Environmental Laws with respect to discharges into the ground water, surface water and soil, emissions into the ambient air, and generation, accumulation, storage, treatment, transportation, labeling or disposal of solid and hazardous waste materials and substances or process by-products, in each case, for which failure to comply would have a Material Adverse Effect on AutoNation. AutoNation is in compliance in all material respects with all notice, record keeping and reporting requirements of all Environmental Laws, and has complied with all material informational requests or demands arising under the Environmental Laws, where failure to comply would have a Material Adverse Effect on AutoNation.

                   (b) AutoNation has not received any notice and otherwise has no knowledge of any material enforcement order or notice of violation issued or given by any federal, state or local judicial or administrative authority or private party in which order or notice AutoNation has been named as a potentially responsible party pursuant to which AutoNation may be (contingently or otherwise) liable, which would have a Material Adverse Effect on AutoNation.

                   (c) As used in this Agreement, "Environmental Laws" means all federal, state or local laws, rules, regulations, orders or ordinances or judicial or administrative interpretations thereof, any of which govern (or purport to govern) or relate to air emissions, water discharges, hazardous or toxic substances, solid or hazardous waste and occupational health and safety, as any of these terms are or may be defined in such laws, rules, regulations, orders, or ordinances, or judicial or administrative interpretations thereof, including, without limitation, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, as amended, by the Superfund Amendments and Reauthorization Act, the Hazardous Materials Transportation Act, the Toxic Substances Control Act, the Clean Air Act, the Clean Water Act and the Occupational Safety and Health Act.

                   (d) For purposes of this Section 3.12, the term "AutoNation" means AutoNation and each of its subsidiaries.

         3.13 REAL PROPERTY. Schedule 3.13 sets forth a list which is true and correct as of the date hereof of (i) all leases of real property which AutoNation or each of its subsidiaries is a party to, (ii) all real property owned by AutoNation or each of its subsidiaries, and (iii) all pending contracts, including letters of intent, by AutoNation or any of its subsidiaries to purchase any interest in any real property (collectively, the "Real Property"). Except as set forth on Schedule 3.13, as of the date hereof, AutoNation's and each of its subsidiaries' actual use of the Real Property which it currently owns or leases is in compliance with all applicable zoning ordinances and building codes and environmental, land use, health and safety and other laws, permits, rules, regulations and orders, except where failure to comply would not have a Material Adverse Effect on AutoNation.

         3.14 COMPLIANCE. AutoNation and each of its subsidiaries has complied in all material respects with all requirements of law relating to the business conducted by it or relating to the properties and assets owned or used by it now or in the past.

         3.15      LABOR AND EMPLOYMENT MATTERS.  Except as set forth on
Schedule 3.15, neither AutoNation nor any of its subsidiaries (a) is a party to any collective bargaining agreement or discussions or negotiations with any individual or group looking toward any such agreement, or (b) has experienced any actual, or to the knowledge of the Control Shareholders, threatened strike, grievance or unfair labor practice claim, suit or administrative proceeding. Schedule 3.15 lists each material contract, agreement or plan of the following nature, whether formal or informal, and whether or not in writing, to which AutoNation is a party or under which AutoNation or any of its subsidiaries has an obligation as of the date hereof (true and correct copies of which have been furnished to Republic): (i) employment agreements, (ii) noncompetition agreements and (iii) consulting agreements.

         3.16 EMPLOYEE BENEFIT PLANS. Schedule 3.16 lists each employee benefit plan or arrangement, including, but not limited to, pension and profit-sharing plans, bonus plans, stock purchase plans, hospitalization, disability and other insurance plans, severance or termination pay plans and policies, whether or not described in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), in which employees of AutoNation or any of its subsidiaries participate, true and correct copies of which have been provided to Republic ("Employee Benefit Plans"). To AutoNation's knowledge, with respect to each Employee Benefit Plan: (i) each has been administered in all material respects in compliance with its terms and with all applicable laws, including, but not limited to, ERISA and the Code; and (ii) no actions, suits, claims or disputes are pending or threatened.

         3.17      TAX MATTERS.

                           (a)      Tax Returns and Tax Payment.  (i) Except as
set forth on Schedule 3.17, all Tax Returns required to be filed by AutoNation and each of its subsidiaries for any period ending on or before the Effective Date, taking into account any extension or waiver of time to file granted or obtained by AutoNation or any of its subsidiaries, have been or will be timely filed, except where the failure to file would not have a Material Adverse Effect on AutoNation, (ii) all Taxes shown as due on those Tax Returns as well as all Taxes due to federal, state, local or foreign taxing authorities, with respect to periods ending on or before the Effective Date, have been or will be paid or adequate provision has been made or will be made therefor, and
(iii) the filed Tax Returns are complete and correct in all material respects and neither AutoNation nor any of its subsidiaries is required to pay, for the periods represented by such Tax Returns, any Taxes other than those shown in those Tax Returns or otherwise disclosed in the Schedules.

                           (b)      Audits.     The Tax Returns of AutoNation
and each of its subsidiaries have never been audited by the Internal Revenue Service, (ii) there are no pending unresolved issues with respect to any Taxes payable to any federal, state or local taxing authority, and (iii) AutoNation and each of its subsidiaries have not been notified by any taxing authority that it is to be the subject of an impending tax audit.

                   (c) Tax Liens. There are no material liens for Taxes imposed by any federal, state or local taxing authorities outstanding against any assets of AutoNation or any of its subsidiaries.

         3.18 INSURANCE. AutoNation and each of its subsidiaries is covered by valid policies of insurance covering its properties, assets and business. AutoNation and its subsidiaries are in compliance in all material respects with the material requirements of their respective insurance policies. To the knowledge of the Control Shareholders, neither AutoNation nor any of its subsidiaries has been denied coverage by any insurer for material claims submitted by AutoNation or its subsidiaries.

         3.19 PERMITS. AutoNation and each of its subsidiaries has, or has applied for, all material permits, licenses, registrations, filings, authorizations, consents, approvals or other indicia of authority ("Permits") necessary for the conduct of its business and the operation of its facilities as presently conducted and operate, all Permits which have been issued are in full force and effect and there is no condition, nor has any event occurred which constitutes, or with the giving of notice or the passage of time (or both) would constitute, a violation of the terms of any Permit, and, to the knowledge of AutoNation, no pending application for any Permit has been denied, except to the extent that any of the foregoing would not have a Material Adverse Effect on AutoNation. All applications for renewal of the Permits have been timely filed (except to the extent that the failure to file would not have a Material Adverse Effect on AutoNation).

         3.20 INTELLECTUAL PROPERTY. AutoNation and each of its subsidiaries has full legal right, title and interest in and to all trademarks, servicemarks, tradenames, copyrights, know-how, trade secrets and other material intellectual property used in the conduct of its business (the "Intellectual Property"), and Schedule 3.20 sets forth a list of all such Intellectual Property. To the knowledge of the Control Shareholders, the unrestricted use and exploitation and intended use of the Intellectual Property does not and will not infringe or misappropriate any material rights held or asserted by any Person, except to the extent that such would not have a Material Adverse Effect on AutoNation. No payments (other than governmental fees) are required for the continued use of the Intellectual Property. Except as set forth in Schedule 3.20, none of the Intellectual Property has ever been declared invalid or unenforceable, or is the subject of any pending or, to AutoNation's knowledge, threatened action for opposition, cancellation, declaration or invalidity, unenforceability or misappropriation or like claim, action or proceeding.

         3.21 TRANSACTIONS WITH INSIDERS. Except as set forth on Schedule 3.21, none of the officers, directors or shareholders (owning of record or beneficially more than 5%) of AutoNation (or any of their spouses or children) has been a party to any transaction, or series of similar transactions, with AutoNation or any of its subsidiaries, in which the amount involved exceeds $60,000 and in which any such persons had or will have a direct or indirect material interest.

         3.22 GOOD TITLE TO ASSETS. AutoNation and each of its subsidiaries has good and marketable title to all of its Assets (as hereinafter defined), free and clear of any Liens or restrictions on use other than Permitted Liens, except to the extent that such would not have a Material Adverse Effect on AutoNation. For purposes of this Agreement, the term "Assets" means all of the material properties and assets owned by AutoNation and each of its subsidiaries, whether personal or mixed, tangible or intangible, wherever located.

         3.23 SECURITIES LAW MATTERS. Each Control Shareholder is acquiring the Republic Shares hereunder for his own account for investment and not with a view to, or for the sale in connection with, any distribution of any of the Republic Shares, except in compliance with applicable state and federal securities laws. Each Control Shareholder has had the opportunity to discuss the transactions contemplated hereby with Republic and has had the opportunity to obtain such information pertaining to the Republic Companies as has been requested, including but not limited to filings made by Republic with the SEC under the Exchange Act. Each Control Shareholder has such knowledge and experience in business or financial matters that he or it is capable of evaluating the merits and risks of an investment in the Republic Shares.

         3.24 BUSINESS LOCATIONS; BANK ACCOUNTS. AutoNation has no office or place of business other than as identified on Schedule 3.24 and AutoNation's principal place of business and chief executive office (as such terms are used in subsection 9-401 of the Uniform Commercial Code as enacted in the State of Florida as of the date hereof) are indicated on Schedule 3.24. Schedule 3.24 also lists each account of AutoNation with any bank, broker or other depository institution, and the names of all persons authorized to withdraw funds from each such account.

         3.25 NAMES. All names under which AutoNation does business as of the date hereof or has previously conducted business are specified on Schedule 3.25.


                                   ARTICLE IV
                     CONDUCT OF BUSINESS PENDING THE MERGER

         4.1 CONDUCT OF BUSINESS BY AUTONATION PENDING THE MERGER. AutoNation covenants and agrees that, between the date of this Agreement and the Effective Time, except as otherwise required under applicable law or as otherwise consented to in writing by Republic (such consent not to be unreasonably withheld) the business of AutoNation and each of its subsidiaries shall be conducted only in, and AutoNation and each of its subsidiaries shall not take any action except in, the ordinary course of business consistent with AutoNation's 1996 Business Plan, a copy of which has been provided to Republic (the "Business Plan"). AutoNation and each of its subsidiaries shall use its reasonable best efforts to preserve intact its business organization and goodwill, to keep available the services of its current officers, employees and consultants, to preserve its present relationships with customers, suppliers and other persons with which it has significant business relations, and to operate its business in compliance with all applicable laws in all material respects. By way of amplification and not limitation, except as contemplated by this Agreement or as otherwise required under applicable law, AutoNation and each of its subsidiaries shall not, between the date of this Agreement and the Effective Time, directly or indirectly, do or propose or agree to do any of the following without the prior written consent of Republic (such consent not to be unreasonably withheld):

                   (a) amend or otherwise change its articles of incorporation or bylaws or equivalent organizational documents;

                   (b) issue, sell, pledge, dispose of, encumber, or, authorize the issuance, sale, pledge, disposition, grant or encumbrance of any shares of its capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, except that AutoNation may grant options to purchase up to an aggregate of 600,000 shares of AutoNation Common Stock pursuant to the AutoNation Plan to employees hired by AutoNation after the date of this Agreement, provided that
(i) no individual employee shall be granted options to purchase more than 50,000 shares of AutoNation Common Stock; (ii) the exercise price per share of AutoNation Common Stock is not less than the quotient of (x) the closing bid price per share of Republic Common Stock as quoted on the Nasdaq Stock Market on the last trading date before the date such employee is hired by AutoNation, divided by (y) 9.1812; and (iii) such options are subject to a four year vesting schedule pursuant to which 25% of the aggregate amount of options granted to each such new employee shall vest and first become exercisable on the first four succeeding anniversaries of such employee's date of hire;

                   (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

                   (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

                   (e) acquire (including, without limitation, for cash or shares of stock), by merger, consolidation, or acquisition of securities, any interest in any Person, or make any investment in any Person either by purchase of securities, contributions of capital or property transfer, or make any loans or advances to any Person except advances to employees not in excess of $5,000;

                   (f) except in the ordinary course of business, and consistent with the Business Plan, purchase any property or assets of any other Person for a purchase price of $100,000 or more;

                   (g) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or otherwise as an accommodation become responsible for, the obligations of any Person, except for "floor plan" financings of vehicle inventories on commercially reasonable terms and conditions;

                   (h) enter into any material Contract other than in the ordinary course of business consistent with the Business Plan;

                   (i) mortgage, pledge, or otherwise subject to any Lien any asset, tangible or intangible, or real property, except for Permitted Liens;

                   (j) increase the compensation payable or to become payable to its existing officers or employees, or, except as presently bound to do, grant any severance or termination pay in excess of $5,000 per individual to, or enter into any employment or severance agreement with, any of its directors, officers or other employees, or establish, adopt, enter into or amend or take any action to accelerate any rights or benefits which any collective bargaining, bonus, profit sharing, trust, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees, except in the ordinary course of business consistent with the Business Plan.


                                   ARTICLE V

                      ADDITIONAL COVENANTS AND AGREEMENTS

         5.1 FURTHER ASSURANCES. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be reasonably necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby. AutoNation and Republic each agree to cooperate with the other in the preparation and filing of all forms, notifications, reports and information, if any, required or reasonably deemed advisable pursuant to any requirement of law or the rules of any exchange on which the Republic Common Stock is traded or The Nasdaq Stock Market in connection with the transactions contemplated by this Agreement. Except as may be specifically required hereunder, neither of the parties hereto or their respective Affiliates shall be required to agree to take any action that in the reasonable opinion of such party would result in or produce a Material Adverse Effect on such party.

         5.2 STOCKHOLDER'S MEETING; PROXIES. As soon as practicable after the date of this Agreement, Republic shall establish a record date, duly call, give notice of, convene and hold a special meeting of its stockholders for the purpose of voting upon the approval of this Agreement and the transactions contemplated hereby including the issuance of the Republic Shares in the Merger. Republic shall comply with all requirements of law applicable to such meeting. Republic shall use its reasonable best efforts to solicit from its stockholders proxies in favor of approval of this Agreement and the transactions contemplated hereby including the issuance of the Republic Shares, and shall take all other action necessary or advisable to obtain the vote or consent of its stockholders required by Delaware law to obtain such approvals; provided, however, that nothing contained in this Section will require the board of directors of Republic to take any action or refrain from taking any action which the board of directors of Republic (or the Special Committee thereof) determines in good faith based upon advice of counsel and financial advisors would result in a breach of its fiduciary duties under applicable law. In connection with the foregoing, AutoNation shall cooperate and consult with Republic.

         5.3 PROXY STATEMENT. As promptly as practicable after the execution of this Agreement, Republic shall prepare and file with the SEC, in compliance with applicable law and regulations, (i) a proxy statement relating to the special meeting of Republic's stockholders to be held in connection with approving the transactions contemplated hereby (the "Proxy Statement") and (ii) a registration statement on form S-4 in connection with the issuance of Republic Common Stock in the Merger (the "Form S-4") in which the Proxy Statement will be included as a prospectus. Republic shall use its reasonable best efforts to have the Proxy Statement and the Form S-4 and/or any amendments or supplements thereto declared effective by the SEC. Each of AutoNation and the Control Shareholders shall furnish all information concerning itself and its affiliates to Republic as necessary in connection with such actions and the preparation of the Proxy Statement and Form S-4. As promptly as practicable after the Form S-4 is declared effective by the SEC, Republic shall mail the Proxy Statement to its stockholders and to the Shareholders of AutoNation. The Proxy Statement shall include the recommendation of the board of directors of Republic (or of the Special Committee) to the stockholders of Republic in favor of approving this Agreement and the transactions contemplated hereby including the issuance of the Republic shares; provided, however, that nothing contained in this Section will require the board of directors of Republic to take any action or refrain from taking any action which the board of directors of Republic (or the Special Committee thereof) determines in good faith based upon advice of counsel and financial advisors would result in a breach of its fiduciary duties under applicable law. If the Merger is consummated, Republic agrees to file a post-effective amendment to the Form S-4 to allow Affiliates of AutoNation and/or Republic to resell and offer for resale from time to time on a continuous basis (so long as they remain Affiliates) the Republic Shares they receive in the Merger. Republic agrees that the Form S-4, the Proxy Statement, and any other documents to be filed with the SEC or any other regulatory authority in connection with the transactions contemplated hereby (excluding in each case any information supplied in writing by AutoNation or the Control Shareholders specifically for use therein) will not, at the respective times such documents are filed, and, in the case of the Form S-4, when it becomes effective, and, with respect to the Proxy Statement, when first mailed to the stockholders of Republic, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Republic stockholders' meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading. None of the information that has been or will be supplied by AutoNation or the Control Shareholders in writing specifically for use in the Form S-4, the Proxy Statement, or any other documents to be filed with the SEC or any other regulatory authority in connection with the transactions contemplated hereby will, at the respective times such documents are filed, and, in the case of the Form S-4, when it becomes effective, and, with respect to the Proxy Statement, when first mailed to the stockholders of Republic, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Republic stockholders' meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading.

         5.4       HSR ACT AND OTHER ACTIONS.  Each of the parties hereto shall
(i) make promptly its respective filings, and thereafter make any other required submissions, under the HSR Act, with respect to the transactions contemplated hereby, and will request early termination of the waiting period thereunder and (ii) use its reasonable best efforts to take, or cause to be taken, all appropriate actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated herein, and to overcome any objections of any Governmental Authority to the consummation of the transactions contemplated hereby. The parties also agree to use reasonable best efforts to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby and to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby. The parties also shall use their reasonable best efforts to obtain the consent of any third party, including lenders, whose consent is required under any contract to avoid a termination or other adverse consequences under such contract.

         5.5       ACCESS TO INFORMATION.   From the date hereof to the
Effective Time, AutoNation and Republic shall (and each shall cause its subsidiaries and its and their directors, officers, employees, auditors, counsel and agents) to afford the other party and its employees, counsel and agents reasonable access at all reasonable times to its properties, offices, and other facilities, to its officers, and to all books and records, and shall furnish such persons with all financial, operating and other data and information as may be reasonably requested.

         5.6 NOTIFICATION OF CERTAIN MATTERS. Republic shall give prompt notice to AutoNation, and AutoNation shall give prompt notice to Republic, of the occurrence or non-occurrence of any event which would likely cause any covenant or condition contained herein not to be complied with or satisfied. Each party hereto shall give prompt notice to every other party hereto if any such party is served with, or is threatened (in writing) with, any lawsuit seeking to enjoin, or recover damages allegedly arising out of, the transactions contemplated hereby, or otherwise becomes aware that any such lawsuit has been filed in any court.

         5.7 TAX TREATMENT. Republic, Republic Merger Sub, AutoNation and the Control Shareholders will use their respective best efforts to cause the Merger to qualify as a "reorganization" under the provisions of Section 368 of the Code and shall not take any action prior to or after the Merger is effected to cause the Merger to lose its tax-free status. From and after the Effective Date, Republic shall cause the Surviving Corporation to continue AutoNation's historic business to use a significant portion of AutoNation's historic business assets in a business within the meaning of Treasury Regulation Section 1.368-1(d). Republic agrees to file the Plan of Merger with their respective federal income tax returns of Republic and the Surviving Corporation for the year in which the Merger is effective, and to comply with the reporting requirements of Treasury Regulation 1.368-3. The parties agree to use their respective best efforts to challenge any objections of any Governmental Authority seeking to disqualify the Merger as a "reorganization" under Section 368 of the Code or to appeal any order to that effect.

         5.8 CONFIDENTIALITY; PUBLICITY. Except as may be required by law or as otherwise permitted or expressly contemplated herein, no press release or other public announcement related to this Agreement or the transactions contemplated hereby shall be issued by any party hereto without the prior approval of the other parties, except that Republic may make such public disclosure which it believes in good faith to be required by law or by the regulations of the Nasdaq Stock Market or the terms of any listing agreement with a securities exchange (in which case Republic will consult with AutoNation prior to making such disclosure).

         5.9 NO OTHER DISCUSSIONS. AutoNation, the Control Shareholders, and their respective Affiliates, employees, agents and representatives will not
(i) initiate, solicit, encourage the initiation by others of discussions or negotiations with third parties or, in the case of AutoNation, the Control Shareholders and their respective Affiliates, respond to solicitations by third persons relating to any merger, sale or other disposition of any substantial part of the assets, business or properties of AutoNation or any of its subsidiaries (whether by merger, consolidation, sale of stock or otherwise), or
(ii) enter into any agreement or commitment (whether or not binding) with respect to any of the foregoing transactions. AutoNation will immediately notify Republic if any third party attempts to initiate any solicitation, discussion or negotiation with respect to any of the foregoing transactions.

         5.10 SALE OF AUTONATION COMMON STOCK. Except as otherwise expressly consented to by Republic, from the date of this Agreement until the Effective Time, none of the Control Shareholders (nor any Affiliates thereof) will directly or indirectly sell, transfer or otherwise dispose of any shares of AutoNation Common Stock or permit the sale, transfer or other disposition of any shares of AutoNation Common Stock by any of the other Shareholders of AutoNation.

         5.11 CREDIT FACILITY. From the date hereof until October 31, 1996, Republic agrees to (or to cause a third party to) loan to AutoNation cash in amounts necessary to meet AutoNation's projected requirements for capital expenditures and corporate overhead in furtherance of and consistent with its Business Plan as set forth in the budget provided by AutoNation to Republic, on such terms and conditions as is set forth in that certain Loan Agreement and Note executed and delivered by AutoNation as of the date hereof, and repayment of which is secured by that certain Stock Pledge and Assignment Agreement executed and delivered by AutoNation and Republic as of the date hereof. Republic agrees and acknowledges that no additional contributions to AutoNation by the Shareholders will be required as a condition to such loans or otherwise under this Agreement, provided that in the event the Merger is not consummated on or before September 30, 1996, the making of such contributions by the Shareholders may thereafter be required by Republic as security for repayment of such loans in accordance with the Stock Pledge and Assignment Agreement.

         5.12 NON-DISCLOSURE LETTER AGREEMENTS. On or before May 10, 1996, each of the directors and executive officers of Republic shall have entered into an agreement with Republic containing certain confidentiality and non-disclosure covenants with respect to AutoNation, reasonably acceptable to AutoNation.

                                   ARTICLE VI

                             CONDITIONS TO CLOSING

         6.1 CONDITIONS TO OBLIGATIONS OF AUTONATION, THE CONTROL SHAREHOLDERS AND THE REPUBLIC COMPANIES. The obligations of AutoNation, the Control Shareholders and the Republic Companies to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of each of the following conditions:

                   (a) Shareholder Approval. This agreement shall have been approved and adopted by the vote of the holders of a majority of the voting power of the shares of Republic Common Stock entitled to vote in accordance with the Certificate of Incorporation and Bylaws of Republic and applicable Delaware law.

                   (b) HSR Act Waiting Period. Any applicable HSR Act waiting period, including any extension thereof, shall have expired or been terminated.

         6.2 CONDITIONS TO OBLIGATIONS OF THE REPUBLIC COMPANIES. The obligations of the Republic Companies to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions, any or all of which may be waived in whole or in part by the Republic
Companies:

                   (a) Accuracy of Representations and Warranties and Compliance with Obligations. The representations and warranties of the Control Shareholders contained in this Agreement shall be true and correct in all material respects at and as of the Effective Time with the same force and effect as though made at and as of that time except (i) for changes specifically permitted by or disclosed pursuant to this Agreement, and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date, except in any event for such failures to be true and correct which would not, individually or in the aggregate, have a Material Adverse Effect on AutoNation. Each of AutoNation and the Control Shareholders shall have performed and complied in all material respects with all of their respective obligations required by this Agreement to be performed or complied with at or prior to the Effective Time. Each of AutoNation and the Control Shareholders shall have delivered to the Republic Companies a certificate, dated as of the Effective Time, duly signed by an executive officer of AutoNation, certifying that such representations and warranties are true and correct and that all such obligations have been performed and complied with in all material respects.

                   (b) No Material Adverse Change. Between the date hereof and the Effective Date, there shall have been no Material Adverse Change of AutoNation, and each of AutoNation and the Control Shareholders shall have delivered to the Republic Companies a certificate to that effect, dated the Effective Time and signed by an executive officer of AutoNation.

                   (c) Corporate Certificate. AutoNation shall have delivered to the Republic Companies (i) copies of the articles of incorporation and bylaws of AutoNation as in effect immediately prior to the Effective Time,
(ii) copies of resolutions or consents adopted by the Board of Directors of AutoNation authorizing the transactions contemplated by this Agreement, (iii) copies of the written consents of the Shareholders approving the Merger and the other transactions contemplated hereby, and (iv) a certificate of good standing of AutoNation and its subsidiaries issued by the Department of State of the State of Florida as of a date not more than ten days prior to the Effective Time, certified in each case as of the Effective Time by the Secretary of AutoNation as being true, correct and complete.

                   (d) Rule 145 Undertakings. At or prior to the Closing, each of the Shareholders who is an Affiliate of AutoNation and/or Republic as listed on Schedule 6.2(d) hereto (and any of the Shareholders who becomes an Affiliate of AutoNation and/or Republic between the date hereof and the Effective Date) shall have delivered to Republic a letter agreement relating to Rule 145 under the Securities Act, in form and substance satisfactory to Republic.

                   (e) Shareholder Letter Agreements. At or prior to the Closing, each of the Control Shareholders shall have delivered to Republic a letter agreement relating to a two-year restriction on the sale, transfer or other disposition of the shares of Republic Common Stock to be received by each such Shareholders hereunder, and each of the other Shareholders shall have delivered to Republic a letter agreement relating to a six month restriction (except for James M. Moran, who shall be subject to a one-year restriction) on the sale, transfer or other disposition of the shares of Republic Common Stock to be received by each such Shareholder hereunder, in the form of Exhibit B hereto. Such letter agreements will also contain confidentiality provisions and covenants not to compete reasonably acceptable to Republic, provided that no such provisions or covenants will be more favorable to Republic than the existing similar provisions and covenants running in favor of AutoNation.

                   (f) No Injunction. The consummation of the Merger shall not be precluded, enjoined, prohibited or materially restricted by any order or injunction of a court of competent jurisdiction (each party agreeing to use its best efforts to have any such order reversed or vacated or to have any such injunction lifted).

         6.3 CONDITIONS TO OBLIGATIONS OF AUTONATION AND THE CONTROL SHAREHOLDERS. The obligations of AutoNation and the Control Shareholders to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions, any or all of which may be waived in whole or in part by AutoNation and the Control Shareholders:

                   (a) Accuracy of Representations and Warranties and Compliance with Obligations. The representations and warranties of each of the Republic Companies contained in this Agreement shall be true and correct in all material respects at and as of the Effective Time with the same force and effect as though made at and as of that time except (i) for changes specifically permitted by or disclosed pursuant to this Agreement, and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date, except in any event for such failures to be true and correct which would not, individually or in the aggregate, have a Material Adverse Effect on Republic. Each of the Republic Companies shall have performed and complied in all material respects with all of its obligations required by this Agreement to be performed or complied with at or prior to the Effective Time. Each of the Republic Companies shall have delivered to AutoNation a certificate, dated as of the Effective Time, and signed by an executive officer thereof, certifying that such representations and warranties are true and correct, and that all such obligations have been performed and complied with, in all material respects.

                   (b) No Material Adverse Change. Between the date hereof and the Effective Date, there shall have been no Material Adverse Change of Republic and there shall have been delivered to AutoNation a certificate to that effect, dated the Effective Time and signed by or on behalf of Republic.

                   (c) Corporate Certificate. Republic shall have delivered to AutoNation (i) copies of the articles of incorporation and bylaws of Republic as in effect immediately prior to the Effective Time, (ii) copies of resolutions or consents adopted by the Board of Directors of Republic authorizing the transactions contemplated by this Agreement, (iii) copies of the certificate of the inspector of elections of the Special Meeting of the Shareholders indicating the vote approving the Merger and the other transactions contemplated hereby, and (iv) a certificate of good standing of Republic and Republic Merger Sub issued by the Secretary of State of the State of Delaware as of a date not more than ten days prior to the Effective Time, certified in each case as of the Effective Time by the Secretary of Republic as being true, correct and complete.

                   (d) Republic Shares. At the Closing, Republic shall have issued all of the Republic Shares and shall have delivered to the Shareholders certificates representing the Republic Shares required to be issued to them hereunder, and the Republic Shares shall have been duly listed for trading on The Nasdaq Stock Market, subject to official notice of issuance. In addition, Republic shall have paid the Fractional Payments by checks payable to the Shareholders.

                   (e) Registration Statement. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

                   (f) No Injunction. The consummation of the Merger shall not be precluded, enjoined, prohibited or materially restricted by any order or injunction of a court of competent jurisdiction (each party agreeing to use its best efforts to have any such order reversed or vacated or to have any such injunction lifted).

                                  ARTICLE VII

                                INDEMNIFICATION

         7.1 AGREEMENT BY THE CONTROL SHAREHOLDERS TO INDEMNIFY. The Control Shareholders jointly and severally agree to indemnify and hold Republic harmless from and against the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, related counsel and paralegal fees and expenses) incurred or suffered by Republic (collectively, "Indemnifiable Damages") resulting from or arising out of (i) any breach of a representation or warranty made by AutoNation or the Control Shareholders in or pursuant to this Agreement, or (ii) any inaccuracy in any certificate delivered by AutoNation or the Control Shareholders pursuant to this Agreement. Without limiting the generality of the foregoing, with respect to the measurement of Indemnifiable Damages, Republic shall have the right to be put in the same after-tax consolidated financial position as it would have been in had each of the representations and warranties of the Control Shareholders been true and correct.

         7.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by the Control Shareholders in this Agreement or pursuant hereto shall survive until July 15, 1997. No claim for the recovery of Indemnifiable Damages may be asserted by Republic against the Control Shareholders after such representations and warranties shall thus expire, provided, however, that claims for Indemnifiable Damages first asserted within the applicable period shall not thereafter be barred. Notwithstanding any knowledge of facts determined or determinable by any party by investigation, each party shall have the right to fully rely on the representations, warranties, covenants and agreements of the other parties contained in this Agreement or in any other documents or papers delivered in connection herewith. Each representation, warranty, covenant and agreement of the parties contained in this Agreement is independent of each other representation, warranty, covenant and agreement.

         7.3 INDEMNIFICATION DEDUCTIBLE; CAP ON INDEMNIFIABLE DAMAGES. Notwithstanding anything to the contrary in this Article VII, the Control Shareholders shall not be liable to Republic with respect to any claims for Indemnifiable Damages unless all Indemnifiable Damages incurred by Republic exceed an aggregate of $2,500,000 (the "Indemnification Deductible"), in which case the Control Shareholders shall be liable only for the amount of such Indemnifiable Damages in excess of such Indemnification Deductible, provided, however, that the maximum liability of the Control Shareholders for Indemnifiable Damages shall not exceed $50,000,000 in the aggregate. Republic agrees to use its reasonable best efforts to attempt to mitigate any claim for Indemnifiable Damages hereunder, including seeking recovery under applicable insurance policies or from third parties.

         7.4 NOTICE OF CLAIM FOR INDEMNIFIABLE DAMAGES. In the event that Republic believes that it is entitled to a claim for any Indemnifiable Damages hereunder, Republic shall promptly give written notice to the Control Shareholders of such claim, the amount or the estimated amount of such claim, and the basis for such claim. The Control Shareholders shall pay the amount of the claim for

Indemnifiable Damages to Republic within fifteen (15) days. If, prior to the expiration of such 15 day period, the Control Shareholders notify Republic in writing of an intention to dispute the claim and if such dispute is not resolved within 30 days thereafter, then such dispute shall be resolved by a committee of three arbitrators (one appointed by the Control Shareholders, one appointed by the Special Committee and one appointed by the two arbitrators so appointed), which shall be appointed within 60 days thereafter. The arbitrators shall abide by the rules of the American Arbitration Association and their decision shall be made within 45 days of being appointed and shall be final and binding on all parties, provided that the arbitrators shall have no authority to award punitive damages.

         7.5 NOTICE OF THIRD PARTY CLAIM. Promptly after receipt by Republic of notice of the commencement of any action by a third party, which is likely to give rise to Indemnifiable Damages, Republic shall promptly notify the Control Shareholders of the commencement thereof; but the omission to so notify the Control Shareholders will not relieve them from any liability which they may have hereunder unless the Control Shareholders have been materially prejudiced thereby nor will such failure to so notify the Control Shareholders relieve them from any liability which they may have to Republic otherwise than hereunder. In case such action is brought against Republic and it notifies the Control Shareholders of the commencement thereof, the Control Shareholders shall have the right to participate in, and, to the extent that they may wish, to assume the defense thereof, with counsel reasonably satisfactory to Republic; provided, however, if the defendants in any action include both Republic and any of the Control Shareholders and there is a conflict of interest which would prevent counsel for the Control Shareholders from also representing Republic, Republic shall have the right to select a separate counsel to participate in the defense of such action on behalf of Republic. After notice from the Control Shareholders to Republic of their election to so assume the defense thereof, the Control Shareholders will not be liable to Republic for any legal or other expense subsequently incurred by Republic in connection with the defense thereof other than reasonable costs of investigation, unless (i) Republic shall have employed counsel in accordance with the provisions of the preceding sentence, (ii) the Control Shareholders shall not have employed counsel satisfactory to Republic to represent Republic within a reasonable time after the notice of the commencement of the action, or
(iii) the Control Shareholders have authorized the employment of counsel for Republic at the expense of the Control Shareholders. Notwithstanding anything to the contrary set forth in this Agreement, the Control Shareholders shall not in the defense of any such claim, except with the prior written consent of Republic, consent to the entry of any judgment or enter into any settlement which (i) does not include as an unconditional term the release by the claimant or plaintiff of Republic from all further liability in respect of such claim,
(ii) will not, in the reasonable judgment of Republic, result in or have a Material Adverse Effect on Republic, and (iii) provides for injunctive or other non-monetary relief.

                                  ARTICLE VIII

                                  DEFINITIONS

         8.1 DEFINED TERMS. As used herein, the following terms shall have the following meanings:

         "Affiliate" shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Contract" means any indenture, lease, sublease, license, loan agreement, mortgage, note, indenture, restriction, will, trust, commitment, obligation or other contract, agreement or instrument, whether written or oral.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "GAAP" means generally accepted accounting principles in effect in the United States of America from time to time.

         "Governmental Authority" means any nation or government, any state, regional, local or other political subdivision thereof, and any entity or official exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, but not limited to, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable law or any jurisdiction in connection with such mortgage, pledge, security interest, encumbrance, lien or charge).

         "Material Adverse Change (or Effect)" means a change (or effect), in the financial condition, results of operations or business of a Person, and with respect to any Person that is a corporation, means the financial condition or results of operation of such corporation and its subsidiaries on a consolidated basis and the business of the corporation and its subsidiaries taken as a whole, which change (or effect) individually or in the aggregate, is materially adverse to such financial condition, results of operations or business.

         "Permitted Liens" means statutory liens for taxes or municipal impositions not yet due and payable, and statutory liens of landlords, construction, mechanics and materialmen incurred in the ordinary course of business for sums not yet due and payable.

         "Person" means an individual, partnership, corporation, business trust, joint stock company, estate, trust, unincorporated association, joint venture, Governmental Authority or other entity, of whatever nature.

         "SEC" or "Commission" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Shareholders" means all of the shareholders of AutoNation, including the Control Shareholders.

         "Tax Return" means any tax return, filing or information statement required to be filed in connection with or with respect to any Taxes; and

         "Taxes" means all taxes, fees or other assessments, including, but not limited to, income, excise, property, sales, franchise, intangible, withholding, social security and unemployment taxes imposed by any federal, state, local or foreign governmental agency, and any interest or penalties related thereto.

         8.2       OTHER DEFINITIONAL PROVISIONS.

                   (a) All terms defined in this Agreement shall have the defined meanings when used in any certificates, reports or other documents made or delivered pursuant hereto or thereto, unless the context otherwise requires.

                   (b) Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

                   (c) All matters of an accounting nature in connection with this Agreement and the transactions contemplated hereby shall be determined in accordance with GAAP applied on a basis consistent with prior periods, where applicable.

                   (d) As used herein, the neuter gender shall also denote the masculine and feminine, and the masculine gender shall also denote the neuter and feminine, where the context so permits.

                                   ARTICLE IX

                       TERMINATION, AMENDMENT AND WAIVER

         9.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time:

                   (a) by mutual written consent of AutoNation and Republic at any time prior to the Closing;

                   (b) by Republic, upon a breach of any material representation, warranty, covenant or agreement on the part of AutoNation or the Control Shareholders set forth in this Agreement, which cannot be, or has not been, cured within 10 days after written notice thereof is given to the party committing such breach, provided that the right to effect such cure shall not extend beyond the date set forth in subparagraph (d) below;

                   (c) by AutoNation, upon a breach of any material representation, warranty, covenant or agreement on the part of the Republic Companies set forth in this Agreement, which cannot be, or has not been, cured within 10 days after written notice thereof is given to the party committing such breach, provided that the right to effect such cure shall not extend beyond the date set forth in subparagraph (d) below;

                   (d) by either Republic or AutoNation if the Closing shall not have been consummated before September 30, 1996;

                   (e) by Republic, if this Agreement and the transactions contemplated hereby fail to receive the requisite vote for approval and adoption by the stockholders of Republic;

                   (f) by AutoNation, if Republic shall not have received the waiver or consent of its lenders under that certain Credit Facilities and Reimbursement Agreement dated December 19, 1995 to the transactions contemplated by this Agreement by May 31, 1996, which shall remain effective until September 30, 1996, or otherwise modified such Credit Facilities and Reimbursement Agreement to allow Republic to consummate the Merger as a Permitted Acquisition thereunder and comply with its obligations under this Agreement; or

                   (g) by Republic, if the Special Committee determines, whether before or after Republic's stockholders vote at the special meeting to be called to approve the Merger and transactions contemplated hereby, in good faith based upon the advice of counsel and in consultation with its financial advisors, that proceeding with the Merger and the other transactions contemplated hereby would result in a breach of its fiduciary duties under applicable law.

         9.2       EFFECT OF TERMINATION.  Except for the provisions of Section
10.3 which will survive the termination of this Agreement, the event of termination of this Agreement pursuant to Section 9.1, this Agreement and the Plan of Merger shall forthwith become void; provided, however, that nothing herein shall relieve any party from liability for the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.


                                   ARTICLE X

                               GENERAL PROVISIONS

         10.1 NOTICES. All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery, or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery, to the following addresses and telecopy numbers (or to such other addresses or telecopy numbers which such party shall designate in writing to the other party):

                   (a)     IF TO ANY OF THE REPUBLIC COMPANIES TO:

                           Republic Industries, Inc.
                           200 East Las Olas Blvd., Suite 1400
                           Ft. Lauderdale, FL  33301
                           Attn: Richard L. Handley, Vice President and General Counsel
                           Telecopy:  (954) 779-3884

                           WITH A COPY TO:

                           Akerman, Senterfitt & Eidson, P.A.
                           One Southeast Third Avenue, Suite 2700
                           Miami, Florida  33131
                           Attention: Philip B. Schwartz, Esq.
                           Telecopy: (305) 374-5095

                   (b)     IF TO AUTONATION OR THE CONTROL SHAREHOLDERS TO:

                           AutoNation Incorporated
                           One Financial Plaza, 17th Floor
                           Fort Lauderdale, FL 33301
                           Attn: Steven R. Berrard, President
                           Telecopy: (954) 764-0645

                           WITH COPIES TO:

                           Atlas, Pearlman, Trop & Borkson, P.A.
                           200 East Las Olas Boulevard, Suite 1900
                           Fort Lauderdale, FL 33301
                           Attn: Elliot P. Borkson, Esq.
                           Telecopy: (954) 766-7800

                           Eckert Seamans Cherin & Mellot
                           600 Grant Street, 42nd Floor
                           Pittsburgh, PA 15219
                           Attn: Bryan D. Rosenberger, Esq.
                           Telecopy: (412) 566-6099

                           JM Family Enterprises, Inc.
                           100 N.W. 12th Avenue
                           P.O. Box 1160
                           Deerfield Beach, FL 33443
                           Attn: Lawrence S. Rich
                           Telecopy: (954) 429-2549
                           and
                           Attn: Colin Brown, Esq.
                           Telecopy: (954) 429-2601


         10.2 ENTIRE AGREEMENT. This Agreement (including the Exhibits and Schedules attached hereto) and other documents delivered at the Closing pursuant hereto, contains the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings (oral or written) between or among the parties with respect to such subject matter. The Exhibits and Schedules constitute a part hereof as though set forth in full above.

         10.3 EXPENSES. Except as otherwise provided herein, the parties shall pay their own fees and expenses, including their own counsel fees, incurred in connection with this Agreement or any transaction contemplated hereby, provided that Republic agrees to pay all HSR fees for filings by any party hereto with respect to the Merger, all fees of Merrill Lynch Pierce Fenner & Smith in connection with their rendering a fairness opinion to the Special Committee of the Board of Directors of Republic and all SEC and NASD fees in connection with the issuance, registration and listing of the Republic shares to be issued pursuant to the Merger.

         10.4 AMENDMENT; WAIVER. This Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by all parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other.

         10.5 BINDING EFFECT; ASSIGNMENT. The rights and obligations of this Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns. Nothing expressed or implied herein shall be construed to give any other person any legal or equitable rights hereunder. Except as expressly provided herein, the rights and obligations of this Agreement may not be assigned by AutoNation or the Shareholders without the prior written consent of Republic.

         10.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

         10.7      REMEDIES.

                   (a) Each party acknowledges that the other parties would not have an adequate remedy at law for money damages in the event that any of the covenants or agreements of such party in this Agreement was not performed in accordance with its terms, and it is therefore agreed that each party in addition to and without limiting any other remedy or right such party may have, shall have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach and enforcing specifically the terms and provisions hereof, and each party hereby waives any and all defenses such party may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief.

                   (b) All rights, powers and remedies under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

         10.8 INTERPRETATION. When a reference is made in this Agreement to an article, section, paragraph, clause, schedule or exhibit, such reference shall be deemed to be to this Agreement unless otherwise indicated. The headings contained herein and on the schedules are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or the schedules. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Time shall be of the essence in this Agreement. Any information disclosed by a party in any schedule hereto shall be deemed to be disclosed in all of the Schedules of such party.

         10.9 GOVERNING LAW. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of Florida applicable to contracts executed and to be wholly performed within such State.

         10.10 ARM'S LENGTH NEGOTIATIONS. Each party herein expressly represents and warrants to all other parties hereto that (a) before executing this Agreement, said party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said party has relied solely and completely upon its own judgment in executing this Agreement; (c) said party has had the opportunity to seek and has obtained the advice of counsel before executing this Agreement; (d) said party has acted voluntarily and of its own free will in executing this Agreement; (e) said party is not acting under duress, whether economic or physical, in executing this Agreement; and (f) this Agreement is the result of arm's length negotiations conducted by and among the parties and their respective counsel.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                           REPUBLIC INDUSTRIES, INC., a Delaware corporation


                           By:  /s/ Richard L. Handley
                              -------------------------------------------
                                 Name:  Richard L. Handley
                                 Title:  Senior Vice President

                           RI/ANI MERGER CORP., a Florida corporation


                           By:  /s/ Richard L. Handley
                              -------------------------------------------
                                 Name:  Richard L. Handley
                                 Title:  Vice President

                           AUTONATION INCORPORATED, a Florida corporation


                           By:  /s/ Steven R. Berrard
                              -------------------------------------------
                                 Name:  Steven R. Berrard
                                 Title:  President


                                /s/ H. Wayne Huizenga
                              -------------------------------------------
                               H. WAYNE HUIZENGA, individually


                                /s/ Steven R. Berrard
                               ------------------------------------------
                               STEVEN R. BERRARD, individually


                               JM FAMILY ENTERPRISES, INC., a Delaware
                               corporation


                               By:  /s/ Lawrence S. Rich
                                    -------------------------------------
                                    Name:  Lawrence S. Rich
                                    Title:  President

                                                                       EXHIBIT A
                       PLAN OF MERGER AND REORGANIZATION

         This Plan of Merger (this "Plan") is entered into as of ____________, 1996 among RI/ANI Merger Corp., a Florida corporation ("Merger Corp."), and AutoNation Incorporated, a Florida corporation ("AutoNation").

                                    RECITALS

         The boards of directors and shareholders of Merger Corp. and AutoNation have determined that it is advisable and in the best interests of each such corporation and its respective shareholders that Merger Corp. be merged (the "Merger") with and into AutoNation on the terms and subject to the conditions set forth herein.

                                   ARTICLE I
                                   THE MERGER

         At the Effective Time (as defined in Article V hereof), Merger Corp. shall be merged with and into AutoNation in accordance with the Florida Business Corporation Act (the "FBCA"), and the separate existence of Merger Corp. shall cease and AutoNation shall thereafter continue as the surviving corporation (the "Surviving Corporation") under the laws of the State of Florida.

                                   ARTICLE II
                           THE SURVIVING CORPORATION

         A. At the Effective Time, the Articles of Incorporation of AutoNation, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation.

         B. At the Effective Time, the Bylaws of AutoNation, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation, until thereafter altered, amended or repealed in accordance with the FBCA and the Articles of Incorporation and Bylaws of the Surviving Corporation.

         C. At the Effective Time, the officers and directors of AutoNation shall be the officers and directors of the Surviving Corporation until their successors are elected and have qualified.

                                  ARTICLE III
                     MANNER AND BASIS OF CONVERTING SHARES

         A. At the Effective Time, each share of common stock of AutoNation, $0.001 par value per share (the "AutoNation Common Stock"), which shall be issued and outstanding (other than shares of AutoNation Common Stock held in treasury) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive a 0.108998 fractional share of common stock, $0.01 par value per share, of Republic Industries, Inc., a Delaware corporation and the parent corporation of Merger Corp. ("Republic Common Stock"); provided, however, that in lieu of the issuance of any fractional share of Republic Common Stock, each holder of AutoNation Common Stock as of the Effective Time shall receive a cash payment without interest equal to the fair market value of the fractional share of Republic Common Stock to which such holder otherwise would be entitled, with the fair market value of a fraction of a share of Republic Common Stock determined by multiplying such fraction by the average of the daily closing prices of a share of Republic Common Stock on The Nasdaq Stock Market - National Market as reported in the Wall Street Journal for the five consecutive trading days that end on the second trading day prior to the Effective Time.

         B. At the Effective Time, each share of AutoNation Common Stock held in treasury shall be canceled and extinguished without any conversion thereof.

         C. At the Effective Time, each right to acquire shares of AutoNation Common Stock, to the extent that any such rights exist, which shall be issued and outstanding shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to acquire a
0.108998 fractional share of Republic Common Stock.

         D. At the Effective Time, each share of common stock of Merger Corp., $1.00 par value per share, issued and outstanding immediately prior to the Effective Time, shall be automatically converted into one share of AutoNation Common Stock, which shall be the only outstanding common stock of the Surviving Corporation immediately following the Effective Time.


                                   ARTICLE IV
                                EFFECT OF MERGER

         At the Effective Time, all property, rights, privileges, powers and franchises of AutoNation and Merger Corp. shall vest in the Surviving Corporation, and all liabilities and obligations of AutoNation and Merger Corp. shall become liabilities and obligations of the Surviving Corporation.

                                   ARTICLE V
                                 EFFECTIVE TIME

         As used in this Agreement, the term "Effective Time" shall mean the date and time of filing of Articles of Merger with the Department of State of the State of Florida.

         IN WITNESS WHEREOF, each of the parties has caused this Plan to be executed on its behalf as of the date first written above.

                                         RI/ANI MERGER CORP.,
                                         A FLORIDA CORPORATION


                                         By:
                                            -------------------------------
                                              Name:
                                                   ------------------------
                                              Title:
                                                    -----------------------


                                         AUTONATION INCORPORATED,
                                         A FLORIDA CORPORATION


                                         By:
                                            -------------------------------
                                              Name:
                                                   ------------------------
                                              Title:
                                                    -----------------------

                                                                      EXHIBIT B

                                __________, 1996


Republic Industries, Inc.
200 East Las Olas Blvd., Suite 1400
Ft. Lauderdale, FL 33301

      Re: Section 6.2(e) of Merger Agreement with AutoNation Incorporated

Gentlemen:

      Reference is made to that certain Merger Agreement, dated as of May 8, 1996 (the "Agreement"), by and among Republic Industries, Inc., a Delaware corporation ("Republic"); RI/ANI Merger Corp., a Florida corporation (the "Republic Merger Sub"); AutoNation Incorporated, a Florida corporation ("AutoNation"); and H. Wayne Huizenga, Steven R. Berrard and JM Family Enterprises, Inc., a Delaware corporation ("JMFE"). Pursuant to the Agreement, Republic Merger Sub shall be merged with and into AutoNation (the "Merger"), and as a result of such Merger, each shareholder of AutoNation, including the undersigned, shall receive shares of common stock of Republic ("Republic Common Stock") in exchange for the issued and outstanding shares of common stock of AutoNation. Further reference is made to Section 6.2(e) of the Agreement which provides that the consummation of the Merger and other transactions contemplated by the Agreement are conditioned, in part, upon the execution of and compliance with the terms of this Letter by the undersigned. Capitalized terms used herein and not defined have the meanings assigned to them in the Agreement.

      1. Restrictions on Transfer. The undersigned hereby agrees not to offer, sell, contract to sell, grant an option relating to, pledge or margin, hypothecate or otherwise dispose of, directly or indirectly (except as provided below), any shares of Republic Common Stock received by the undersigned pursuant to the Merger, without the prior written consent of Republic, for a period of [180 days/one year/two years] from the date that the Merger becomes effective. The undersigned further acknowledges that Republic may cause its transfer agent to place stop transfer instructions with respect to the shares of Republic Common Stock received by the undersigned in the Merger on Republic's stock transfer ledger in accordance with the foregoing agreement.

      Notwithstanding the foregoing restrictions, Republic hereby agrees that the undersigned may pledge or margin some or all of the shares of Republic Common Stock received by the undersigned in the Merger pursuant to a bona fide loan transaction with a third party lender who is not an officer, director or other affiliate of Republic. Furthermore, Republic hereby consents to the transfer, sale or other disposal of such securities to or by such third party lender pursuant to a margin call or foreclosure of such pledged shares in accordance with the terms of such bona fide loan after a default by the undersigned thereunder.

Republic Industries, Inc.
____________, 1996
Page 2


      Notwithstanding the foregoing restrictions, Republic also hereby agrees that the undersigned may, with the prior written consent of Republic, which consent shall not be unreasonably withheld, transfer some or all of the shares of Republic Common Stock received by the undersigned in the Merger to (i) a corporation, trust or other entity which is controlled by the undersigned or
(ii) a member of the undersigned's immediate family, provided that (a) any such transfer shall be made in compliance with all applicable federal and state securities laws and (b) the transferee of such shares must agree to be bound by the terms of this letter agreement.

      To the extent that the undersigned is employed by AutoNation immediately prior to the consummation of the Merger, Republic agrees that the foregoing restrictions shall not be applicable to any shares of Republic Common Stock received by the undersigned in the Merger if the undersigned's employment is terminated by AutoNation after the consummation of the Merger without "cause." For the purposes of this letter agreement, termination for "cause" shall mean termination because of (a) the undersigned's breach of his covenants and agreements contained herein, (b) gross misconduct by the undersigned in the performance of his duties, (c) the commission by the undersigned of an act constituting common law fraud or a felony, or (d) the commission by the undersigned of an act resulting in material damage to Republic. Any resignation or other voluntary termination of employment with AutoNation by the undersigned shall be deemed a termination for "cause"; provided that the undersigned's termination of employment solely as a result of a demotion or other material adverse change by Republic in the duties or obligations incident to his employment with AutoNation shall be deemed a termination by Republic without "cause."

      2. Non-Disclosure. The undersigned covenants and agrees that, except as expressly permitted by this letter agreement, it shall not at any time use for its own benefit, or for the benefit of any other person, or to the detriment of Republic, or disclose to any person, firm or corporation, any secret, private or confidential information or other proprietary knowledge of and concerning the business or affairs of AutoNation which it may have acquired in the course of, or as incident to, ownership of shares of capital stock of AutoNation. The provisions of this paragraph shall not be applicable with respect to information concerning the business and affairs of AutoNation which is otherwise publicly available or which may be required to be disclosed by law, provided that prior notice of any disclosure required by law, and an opportunity to object to any such required disclosure, shall be given by the undersigned to Republic.

      3. Non-Competition. The undersigned recognizes and acknowledges that, as a former shareholder of AutoNation, it is, and continues to be, privy to confidential information of AutoNation, which is valuable and material to the business and competitive position of Republic and that the covenants herein contained are a material consideration and inducement to Republic to enter into the Agreement. Accordingly, the undersigned agrees that for the period of 18 months immediately following the consummation of the Merger (unless the undersigned also is an employee of AutoNation immediately prior to consummation of the Merger, in which case during the period

Republic Industries, Inc.
____________, 1996
Page 3


in which he or she continues to be employed by AutoNation and for a period of 18 months following the date of termination of such employment for any reason), unless the business of AutoNation is discontinued or terminated, the undersigned will not (and will not permit any affiliate over which it has control to) without the prior written consent of Republic, own or control any voting equity interest, directly or indirectly, in any company, the business of which consists of selling previously-owned motor vehicles directly to consumers in the continental United States (a "Retail Used Car Business"); provided, that this prohibition will not apply to:

               (a) ownership of 5% or less of the shares of any public company that is primarily engaged in the Retail Used Car Business; or

               (b) the acquisition of any company, if the gross profits of the portion of its business engaged in the Retail Used Car Business is 10% or less of its total gross profits, so long as such portion of its business is disposed of within 12 months after the acquisition of such company.

For purposes of this letter agreement, an "affiliate" shall mean any person or entity directly or indirectly controlling, controlled by, or under common control with, the undersigned.

         4. Remedies; Independent Covenants; Severability. The undersigned agrees that upon a breach of the provisions of paragraphs 2 and 3 of this letter agreement, Republic shall be entitled to an accounting and payment by the undersigned of all damages caused as a result of any violation; and, in addition, as a matter of right, Republic shall be entitled to injunctive relief in any court of competent jurisdiction, all of which remedies Republic shall be entitled to pursue simultaneously and cumulatively. The agreements contained in paragraphs 2 and 3 of this letter agreement are to be construed as being independent of any other agreements in this letter agreement; and the existence of any cause of action in favor of the undersigned against Republic, whether predicated on this agreement or otherwise, shall not constitute a defense to the enforcement by Republic of the provisions of this letter agreement. The activities, territories, times, customers, persons and institutions to which the restrictions set forth in paragraphs 3 of this letter agreement are applicable are separate and divisible covenants and agreements. If any restriction is held by any court of competent jurisdiction to be unenforceable as to any one activity, territory, time, customer, person or institution above listed or a variation thereof, such restriction shall nonetheless be operative as to all other activities, territories, times, customers, persons and institutions.

Republic Industries, Inc.
____________, 1996
Page 4


      5. Governing Law. This letter agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida.

                                          Very truly yours,



                                          ----------------------------

ACCEPTED AND AGREED:

REPUBLIC INDUSTRIES, INC.

By:
   ------------------------
   Name:
   Title: